UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2016

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016, Foundation Medicine, Inc. (the “Company”) entered into three agreements to expand their premises (the “Existing Premises”) at the Company’s headquarters, located at 150 Second Street, Cambridge, Massachusetts (the “Building”). The Company executed a Third Amendment to Lease (the “Third Amendment”) with ARE-MA Region No. 50, LLC (the “Landlord”) amending that certain Lease dated as of March 27, 2013, by and between the Company and the Landlord (as amended to date, the “Lease”), for the Existing Premises. Pursuant to the Third Amendment, the term of the Lease shall be extended through April 30, 2024 (the “Term”), and the Company has the right to extend the Term for one subsequent five-year period. In conjunction with the Third Amendment, the Company executed an Assignment and Assumption of Lease (the “Assignment”) with bluebird bio, Inc. (“Bluebird”). Under the Assignment, Bluebird, as tenant to approximately 53,455 square feet of office and laboratory space in the Building (the “Bluebird Premises”), agreed to assign to the Company its interest in that certain lease dated as of June 3, 2013, by and between Landlord (as successor-in-interest to 150 Second Street, LLC) and Bluebird (as amended on November 15, 2013 and as further amended on June 9, 2014, the “Bluebird Lease”). Lastly, Landlord consented to the assignment of the Bluebird Lease in the Consent to Assignment (the “Consent”), which Landlord entered into with the Company and Bluebird.

Pursuant to the terms and provisions of the Assignment, on or after May 1, 2017, Bluebird will surrender the Bluebird Premises in the condition required under the Bluebird Lease and, on the date of such surrender (the “Effective Date”), (i) the Company will become tenant under the Bluebird Lease, (ii) the Consent will be effective, and (iii) the Lease will be amended as provided in the Third Amendment. In the event that the Effective Date has not occurred by January 31, 2018, the Company shall thereafter have the right to terminate the Assignment (the “Termination Right”), which will effectively terminate the Third Amendment as well. After the Effective Date, the Company will pay annual base rent on the Existing Premises (ranging from $70.51 to $83.42 per square foot) in accordance with the rent schedule attached to the Third Amendment (the “FMI Base Rent”) with semi-annual adjustments beginning in January and July of each calendar year of the Lease, and will pay annual base rent on the Bluebird Premises (ranging from $62.83 to $72.84 per square foot) in accordance with the Bluebird Lease. Provided the Company is not in default under the Lease or the Bluebird Lease, the Company will be entitled to a partial abatement of the FMI Base Rent for each of the first two calendar months following the Effective Date. The Third Amendment requires the Company to amend the letter of credit for the Lease to, among other things, increase the security deposit to $1,771,009 and to serve as security for both the Lease and the Bluebird Lease. In addition, the Third Amendment provides that, after the Effective Date, the Landlord will provide up to $2,500,000 in tenant improvement allowances to improve the Building, including the Existing Premises, the Bluebird Premises and the lobby.

If the Effective Date has not occurred by July 31, 2017, the Consent provides that from and after August 1, 2017, Bluebird shall be required to pay the Company (on the schedule set forth in the Consent) an amount equal to 100% of the monthly base rent then payable under the Bluebird Lease (calculated on a daily basis) until the earlier of (i) the Effective Date or (ii) the date that the Company exercises its Termination Right.

The foregoing descriptions of the Third Amendment, the Consent, the Assignment and the Bluebird Lease, which Bluebird Lease is attached as an exhibit to the Assignment, do not purport to be complete and are qualified in their entirety by reference to the Third Amendment, the Consent, the Assignment and the Bluebird Lease, copies of which are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and exhibit B to Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The descriptions of the Lease and the Assignment set forth in Item 1.01 above are incorporated by reference in their entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Lease, by and between Foundation Medicine, Inc., as tenant and ARE-MA Region No. 50, LLC, as landlord, dated September 30, 2016.

10.2	Consent to Assignment, by and among ARE-MA Region No. 50, LLC, bluebird bio, Inc., and Foundation Medicine, Inc., dated September 30, 2016.

10.3	Assignment and Assumption of Lease, by and between Foundation Medicine, Inc. and bluebird bio, Inc., dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2016	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein

Senior Vice President and General Counsel